SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 2.02 Results of Operations and Financial Condition

On October 24, 2005, PRIMEDIA Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing, among other matters, that it was lowering its guidance for 2005 Segment EBITDA.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal officers; Election of Directors; Appointment of Principal officers

On October 24, 2005, the Company announced that Kelly Conlin, the Company’s Chief Executive Officer, has decided to leave the Company, effective immediately, and that Dean Nelson, currently Chairman of the Board of Directors of the Company, will assume the role of President and Chief Executive Officer of the Company.

Mr. Nelson became a Director and Chairman of the Board of Directors of the Company in April 2003. He has been the Chief Executive Officer of Capstone Consulting LLC since March 2000. From August 1985 to February 2000, Mr. Nelson was employed by Boston Consulting Group, Inc. where he was a Senior Vice President from December 1998 to February 2000

Additional information relating to Mr. Nelson required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K was included in the Company’s Proxy Statement filed with the Commission on April 22, 2005, and is hereby incorporated by reference.

The full text of the press release issued by the Company on October 24, 2005 announcing Kelly Conlin’s departure as Chief Executive Officer and Dean Nelson’s appointment as President and Chief Executive Officer is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01  Regulation FD Disclosure

On October 24, 2005, the  Company announced that its Board of Directors has authorized management to explore the possible separation of its businesses via a tax-free spin-off into two separate publicly-traded companies. The plan being contemplated would separate PRIMEDIA’s Consumer Guides Segment from PRIMEDIA’s Enthusiast Media and Education Segments.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of the press release issued on October 24, 2005.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1: Press Release of PRIMEDIA Inc., dated October 24, 2005

Exhibit 99.2: Press Release of PRIMEDIA Inc., dated October 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	October 25, 2005	/s/ Christopher A. Fraser
Christopher A. Fraser
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of PRIMEDIA Inc., dated October 24, 2005

99.2	Press Release of PRIMEDIA Inc., dated October 24, 2005